Item 77C
Morgan Stanley Utilities Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The meeting was held on August 1, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                      For    Withhol  Absta    BNV*
                                                d       in
Frank L. Bowman...................  28,095,1  1,209,9      0       0
                                          09       29
Kathleen A.                         28,100,9  1,204,0      0       0
Dennis....................                40       98
James F.                            28,103,3  1,201,6      0       0
Higgins.....................              44       94
Joseph J.                           28,101,0  1,204,0      0       0
Kearns.....................               00       37
Michael F.                          28,105,4  1,199,6      0       0
Klein......................               23       15
W. Allen                            28,080,8  1,224,2      0       0
Reed......................                32       06
Fergus                              28,054,1  1,250,9      0       0
Reid........................              33       04

(2) Elimination of certain fundamental investment
restrictions:

                                       For    Against  Absta      BNV*
                                                         in
Elimination of the fundamental       25,128,6  1,152,8  929,2  2,094,3
policy restricting the Fund's              68       02     58       09
ability to pledge
assets..........................
Elimination of the fundamental       25,016,7  1,232,0  961,8  2,094,3
policy restricting purchases of            80       77     72       09
securities on
margin.............................
Elimination of the fundamental       25,194,6  1,076,5  939,6  2,094,3
policy prohibiting investments in          00       17     12       09
oil, gas, and other types of
minerals or mineral leases.........
Elimination of the fundamental       25,075,8  1,211,7  923,1  2,094,3
policy prohibiting or restricting          60       12     56       09
the purchase of securities of
issuers in which Directors or
Officers have an
interest...........................
..
Elimination of the fundamental       25,175,8  1,128,7  906,0  2,094,3
policy prohibiting investments for         89       73     67       09
purposes of exercising
control....................
Elimination of the fundamental       25,021,5  1,237,1  951,9  2,094,3
policy regarding investments in            64       76     89       09
unseasoned
companies.................

(3) Modify certain fundamental investment restrictions for:

                                       For    Against  Absta    BNV*
                                                         in
Modify fundamental policy regarding  25,283,8  1,048,7  878,1  2,094,3
diversification............                20       29     80       09
Modify fundamental policy regarding  25,050,2  1,234,8  925,6  2,094,3
borrowing money......                      54       58     17       09
Modify fundamental policy regarding  25,082,9  1,223,5  904,2  2,094,3
loans..............                        50       60     19       09
Modify fundamental policy regarding  25,088,0  1,169,6  952,9  2,094,3
investment in commodities,                 59       72     97       09
commodity contracts and futures
contracts................
Modify fundamental policy regarding  25,185,1  1,098,4  927,1  2,094,3
issuance of senior securities..            55       37     37       09

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                       For    Against  Absta    BNV*
                                                         in
Reclassification as non-fundamental  25,040,9  1,238,3  931,4  2,094,3
the fundamental policy regarding           09       23     97       09
the short sale of
securities....................
Reclassification as non-fundamental  25,166,3  1,112,8  931,4  2,094,3
the fundamental policy prohibiting         85       57     88       09
investments in other investment
companies.............
Reclassification as non-fundamental  25,036,4  1,188,4  985,9  2,094,3
the fundamental policy prohibiting         03       07     19       09
or limiting investments in illiquid
or restricted securities........

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.